                                                                   Exhibit 4.4.7
                              SIXTH AMENDMENT TO
                             AMENDED AND RESTATED
                          REVOLVING CREDIT AGREEMENT
                          --------------------------

     THE SIXTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Sixth Amendment") is made and entered into as of the 27th day of February, 1998, by and among AEROVOX INCORPORATED, A Delaware corporation having its principal place of business at 740 Belleville Avenue, New Bedford, Massachusetts 02175 (the "Borrower"), BHC AEROVOX, LTD., a corporation organized under the laws of the United Kingdom (the "Guarantor"), and BANKBOSTON, N.A (f/k/a The First National Bank of Boston) (the "Bank"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110.

     WHEREAS, the Borrower, Aerovox Aero M, Inc., (predecessor in interest to the Guarantor under the Loan Documents) and the Bank entered into an Amended and Restated Revolving Credit Agreement dated as of July 8, 1993, and amended as of August 30, 1994, December 29, 1995, May 15, 1996, November 1, 1996, and February 14, 1997 (as further amended and in effect from time to time, the "Credit Agreement") pursuant to which the Bank extended credit to the Borrower on the terms set forth therein;

     WHEREAS, the Bank, the Borrower and the Guarantor have agreed to modify certain terms and conditions of the Credit Agreement as hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  DEFINITIONS.  Capitalized terms used herein without definition have the
         ------------
meanings ascribed to them in the Credit Agreement.

     2.  AMENDMENT TO  (S)1.1 OF THE CREDIT AGREEMENT.   (S)1.1 of the Credit
         ---------------------------------------------
Agreement is hereby amended to add the following definition:

         Consolidated Financial Obligations.  With respect to any given period,
         -----------------------------------
     an amount equal to the sum of all payments on Indebtedness (including, but not limited to payments of principal and interest) that become due and payable or the are to become due and payable during such period pursuant to any agreement or instrument to which the Borrower or any of its Subsidiaries is a party relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases. Demand obligations shall be deemed to be due and payable during any period during which such obligations are outstanding.

     3.  AMENDMENT TO (S)2.4(B) OF THE CREDIT AGREEMENT.    (S)2.4(b) of the
         -------------   -------------------------------
Credit Agreement is hereby amended to delete the reference to "one and three-quarter percent (13/4%)" and to substitute in place thereof "two percent (2.00%)".

     4.  AMENDMENT OF  (S)3.1A(B) OF THE CREDIT AGREEMENT.  (S)3.1A(b) of the
         --------------   --------------------------------
Credit Agreement is hereby amended to delete the reference to "one and one-half percent (11/2%)" and to substitute in place thereof "two percent (2.00%)".

     5.  AMENDMENT TO (S)8.1 OF THE CREDIT AGREEMENT.    (S)8.1 of the Credit
         -------------   ----------------------------
Agreement is hereby amended to delete in its entirety the table set forth in
(S)8.1 of the Credit Agreement and to substitute in place thereof the following new table:

                    PERIOD                                RATIO
                    ------                                -----
            Fiscal quarters ending                        1.75:1
            12/28/96 through 9/30/97
            Fiscal quarter ending on or                   1.50:1
                    About 12/31/97
            Fiscal quarter ending on or                   2.50:1
                    About 3/31/98
            Fiscal quarters ending on or                  1.50:1
                    About thereafter

     6.  AMENDMENT OT (S)8.2 OF THE CREDIT AGREEMENT. (S)8.2 of the Credit
         -------------------------------------------
Agreement is hereby amended to delete (S)8.2 in its entirety and to substitute in place thereof the following:


         (S)8.2  INTEREST COVERAGE RATIO.  As of the end of any fiscal quarter
                 -----------------------
     commencing with the fiscal quarter ending December 28, 1996, through the fiscal quarter commencing with the fiscal quarter ending on or about December 31, 1997, the ratio of EBIT to Consolidated Total Interest Expenses (a) for the two fiscal quarters ending on such a date with respect to the fiscal quarter ending December 28, 1996, and (b) for the fiscal year-to-date on a cumulative basis with respect to any fiscal quarter ending after December 28, 1996 shall not be less than the stated ratio for the fiscal quarters ending during the respective periods set forth below:

                    Period                                RATIO
                    ------                                -----

            Fiscal quarter ending on                      1.75:1
               Or about 12/28/96
            Fiscal quarter ending on                      1.80:1
               Or about 3/31/97
            Fiscal quarter ending on                      2.10:1
               Or about 6/30/97
            Fiscal quarter ending on                      2.25:1
               Or about 9/30/97
            Fiscal quarter ending on                      2.50:1
               Or about 12/31/97

     7.  AMENDMENT TO (S)8.3 OF THE CREDIT AGREEMENT. (S)8.3 of the Credit
         -------------------------------------------
Agreement is hereby amended to delete 8.3 in its entirety and to substitute in place thereof the following:


         (S)8.3  DEBT SERVICE COVERAGE,  As of the end of each fiscal
                 ----------------------
     quarter commencing with the fiscal quarter ending on or about March 31, 1998, (a) on a cumulative quarterly basis for the fiscal quarter ending on or about March 31, 1998 through the fiscal quarter ending on or about September 30, 1998, and (b) thereafter, for the four fiscal quarters ending on such date, the ratio of Consolidated Operating Cash Flow to Consolidated Financial Obligations shall not be less than 1.25:1.

     8.  WAIVERS TO THE CREDIT AGREEMENT.  The following violations of the
         --------------------------------
Credit Agreement are hereby waived: provided that, notwithstanding the waivers herein, the consolidated net deficit of the Borrower and its Subsidiaries is no greater than $11,500,000:

     8.1 WAIVER OF  (S)8.1 OF THE CREDIT AGREEMENT.  Violations in the ratio of
         -----------   ----------------------------
Consolidated Total Liabilities to Consolidated Tangible Net Worth with respect to the fiscal quarter ended on or about December 31, 1997 are hereby waived.

     8.2 WAIVER OF  (S)8.2 OF THE CREDIT AGREEMENT.  Violations in the ratios
         -----------   ----------------------------
of EBIT to Consolidated Total Interest Expense with respect to the fiscal quarters ended on or about September 30, 1997 and December 31, 1997 are hereby waived.

     8.3 WAIVER OF  (S)8.3 OF THE CREDIT AGREEMENT.  Violations in the ratio of
         -----------   ----------------------------
Consolidated Operating Cash Flow to Consolidated Annual Financial Obligations with respect to fiscal quarter ended December 31, 1997 are hereby waived.

     9.  CONDITIONS TO EFFECTIVENESS.    This Amendment Sixth Amendment shall
         ----------------------------
not become effective until the satisfaction of each of the following:

         (a) this Sixth Amendment shall have been executed and delivered by the respective parties hereto; and

         (b) the Bank shall have received an amendment fee of $15,000 from the Borrower.

     10. RATIFICATION, ETC.  Except as expressly amended, waived or consented
         ------------------
to hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Sixth Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall refer to the Credit Agreement as amended by this Sixth Amendment. By executing this Sixth Amendment where indicated below, the Guarantor hereby ratifies and confirms its guaranty of the Obligations, and acknowledges and consents to the terms of this Sixth Amendment.

     11. GOVERNING LAW.  THIS SIXTH AMENDMENT SHALL BE GOVERNED BY AND
         --------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE WIATH SUCH LAWS.

     12. COUNTERPARTS.  This Sixth Amendment may be executed in any number
         -------------
of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Bank.

     13. ENTIRE AGREEMENT.  The Credit Agreement as amended by this Sixth
         -----------------
 amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.


[REMAINING PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have duly executed this Sixth Amendment under seal as of the date first set forth above.

                    THE BORROWER:
                    -------------

                    AEROVOX INCORPORATED



                    By: Jeffrey A. Templer
                       -------------------
                    Title: Senior Vice President
                           ---------------------

                    THE GUARANTOR:
                    --------------

                    BHC AEROVOX, LTD.

                    By: Jeffrey A. Templer
                       -------------------
                    Title: Senior Vice President
                          ----------------------



                    THE BANK:
                    ---------

                    THE FIRST NATIONAL BANK OF BOSTON

                    By: Pauline J. Mozzone
                        -------------------
                    Title: Vice President
                           ---------------